UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2017

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-55497	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer and Executive Vice President of Duos Technologies Group, Inc.

On March 17, 2017, Mr. John F. Andrews was appointed as the Chief Operating Officer and Executive Vice President of Duos Technologies Group, Inc., a Florida corporation (the “Company”), effective April 3, 2017.

Appointment of President and Chief Operating Officer of Duos Technologies Inc.

Additionally, on the same date, Mr. John F. Andrews was appointed as the President and Chief Operating Officer of Duos Technologies, Inc., a Florida corporation and wholly owned subsidiary of the Company, effective April 3, 2017.

John F. Andrews, age 63

Mr. Andrews is a senior executive with a demonstrated record of success in achieving revenue, profit and business goals in start‐up and large corporate environments for both public and private companies. His business experience has spanned multiple industries including telecommunications, healthcare, transportation and information technology. From 2013 to present, Mr. Andrews serves as the Chief Operating Officer of the Girl Scouts of Gateway Council (the “Council”). In this role, Mr. Andrews developed and executed a multi‐year turnaround plan for the Council. Concurrently, from 2011 to 2016, Mr. Andrews served as a member of the Board of Directors and as Head of Sales of ShipXpress Inc., a SAAS based logistics software company. In this role, he was a key principal in the process of the sale of the company to General Electric on September 1, 2016. From 2009 to 2011, Mr. Andrews served as the Chief Executive Officer and a member of the Board of Directors of Varsity Media Group. In this role, Mr. Andrews was responsible for completing the acquisition of Wireless Grids Corp. and commercializing certain software based intellectual property owned by the company. Formerly, Mr. Andrews served as the Chief Information Officer and Senior Vice President of Train Control of CSX Corporation, and as President of CSX Technologies, Inc. In this role, Mr. Andrews was responsible for all of the company’s information technology and train control infrastructure, systems and applications.

Mr. Andrews holds a Masters in Business Administration from the University of Puget Sound and a Bachelor of Arts from Whitworth University.

Family Relationships

Mr. Andrews does not have any family relationships with a current officer or director of the Company.

Related Party Transactions

There are no related party transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: March 22, 2017	By:	/s/ Gianni Arcani
Gianni Arcani Chief Executive Officer

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